UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2012

Life Time Fitness, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	001-32230	41-1689746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2902 Corporate Place Chanhassen, Minnesota		55317
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (952) 947-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders held on April 19, 2012, the shareholders voted on the following:

1. Proposal to elect a board of directors of eight directors, to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified. The following directors were elected based on the votes listed below:

Nominee	For	Withheld	Broker Non-Votes
Bahram Akradi	34,269,378	1,287,189	2,516,961
Giles H. Bateman	35,513,434	43,133	2,516,961
Jack W. Eugster	35,002,862	553,705	2,516,961
Guy C. Jackson	35,222,004	334,563	2,516,961
John K. Lloyd	35,327,771	228,796	2,516,961
Martha A. Morfitt	35,215,826	340,741	2,516,961
John B. Richards	35,513,284	43,283	2,516,961
Joseph S. Vassalluzzo	35,512,699	43,868	2,516,961

2. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The proposal passed on a vote of 36,686,099 in favor, 1,382,752 against, 4,677 abstentions and no broker non-votes.

3. Proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement. The proposal passed, on an advisory basis, with a vote of 35,377,269 in favor, 175,039 against, 4,259 abstentions and 2,516,961 broker non-votes.

As of the close of business on the record date for the meeting, which was February 23, 2012, there were 42,733,948 shares of common stock outstanding and entitled to vote at the meeting. Each share of common stock was entitled to one vote per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE TIME FITNESS, INC.

Date: April 23, 2012	By	/s/ James N. Spolar

James N. Spolar
Associate General Counsel and Secretary

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